UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2009 (November 13, 2009)

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive
offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A is filed to amend the Report on Form 8-K filed by Overstock.com, Inc. on November 16, 2009 to clarify that Grant Thornton had revised its earlier position of agreement with the Company’s accounting treatment for a $785,000 recovery in 2009 of overpayments to a fulfillment partner during 2008 and to file Exhibit 16.1 in accordance with the requirements of Form 8-K and Items 304 and 601 of Regulation S-K.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 13, 2009, the Audit Committee of the Board of Directors of Overstock.com, Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm prior to Grant Thornton completing its review of the financial statements for the three and nine-month periods ended September 30, 2009.

Grant Thornton was engaged as the Company’s independent registered public accounting firm on March 23, 2009, and consequently Grant Thornton had not performed an audit or issued a report on the Company’s financial statements.

The decision to dismiss Grant Thornton was approved by the Audit Committee of the Company’s Board of Directors.

Grant Thornton was not engaged to (and did not) serve as the Company’s independent registered public accounting firm during any part of the Company’s most recent fiscal years ended December 31, 2008 and 2007. Except for the following, through November 13, 2009, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with its report on the Company’s consolidated financial statements for the year ending December 31, 2009:

On October 1, 2009, the Company received a comment letter from the Division of Corporation Finance of the Securities and Exchange Commission (“SEC”) regarding the Company’s 2008 Form 10-K/A and June 30, 2009 Form 10-Q. In consultation with both its prior independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC”) and its then current independent registered public accounting firm, Grant Thornton, the Company prepared and submitted to the SEC its responses to the comment letter on October 16, 2009 and October 21, 2009. The SEC reviewed the Company’s responses, and on November 3, 2009 the SEC responded with a follow-up comment letter which requested additional information or clarification regarding, among other matters, a fulfillment partner overpayment (which the Company recovered and recognized $785,000 as income in 2009 as it was received), fulfillment partner under billings (which the Company recovered and recognized $580,000 as income in 2009 as it was received), overbillings by a freight carrier in 2008 (which the Company recognized $301,000 in income in 2009 when the refunds were received) and an adjustment related to redeemable shares of the Company’s common stock  (which the Company reclassified $705,000 in 2009 from stockholder’s equity to redeemable common stock).

When the fulfillment partner underbillings and overpayments were originally discovered, the Company determined that the recovery of such amounts was not assured, and that consequently the potential recoveries constituted a gain contingency.  Accordingly, the Company determined that the appropriate accounting treatment for the potential recoveries was to recognize their benefit only when such amounts became realizable (i.e., an agreement had been reached with the other party and cash had been received from future sales).

The Company then began to assemble information in response to the SEC’s November 3, 2009 comment letter, again in consultation with its prior and then current independent registered public accounting firms. During such consultation, the Company was informed by Grant Thornton, that upon further consultation and review within the firm, Grant Thornton had revised its earlier position of agreement with the Company’s accounting treatment for a $785,000 recovery in 2009 of overpayments to a fulfillment partner during 2008 and that the Company should revise its financial statements to reflect the recovery as an asset in the financial statements for the year ended December 31, 2008 as opposed to recognizing the amount when recovered during 2009. On November 13, 2009, as detailed in Item 4.02 below, Grant Thornton advised the Company that disclosure should be made or action should be taken to prevent future reliance on its March 31,

2009 financial statements and June 30, 2009 financial statements filed in those respective Form 10-Q’s.The Company and its prior independent registered public accounting firm, PWC, continue to believe the amount was properly recognized in the first quarter of 2009 and consequently believes that those prior financial statements may be relied upon.

The Audit Committee of the Company’s Board of Directors has discussed the subject matter of the disagreement described above with Grant Thornton.

The Company has authorized Grant Thornton to respond fully to the inquiries of a successor independent registered public accounting firm related to the disagreement described above.

The Company has provided Grant Thornton with a copy of the above disclosures prior to its filing with the SEC and requested Grant Thornton to furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the above statements. The Company intends to file Grant Thornton’s response once it  receives the response.

The Company has not yet engaged a successor independent registered public accounting firm. The Company will file a Report on Form 8-K to report its engagement of a successor independent registered public accounting firm as required by Item 4.01 of Form 8-K.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(b) On November 13, 2009, after the Audit Committee dismissed Grant Thornton, Grant Thornton delivered a letter to the Company stating that it believed disclosure should be made or action should be taken to prevent future reliance on the Company’s interim financial statements for the quarters ended March 31, 2009 and June 30, 2009 included in the Company’s Quarterly Reports on Form 10-Q for the respective periods.  The Company believes that the reason for Grant Thornton’s letter was the matter relating to the disagreement between Grant Thornton and the Company described in Item 4.01 of this Report on Form 8-K/A, which is hereby incorporated by reference.  As described in Item 4.01, the Audit Committee of the Company’s Board of Directors discussed the disagreement with Grant Thornton.

The Company has provided a copy of the disclosures it is making in response to this Item 4.02 to Grant Thornton, and has requested that Grant Thornton furnish a letter to the Company as promptly as possible addressed to the Commission stating if Grant Thornton agrees with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects in which it does not agree.  The Company intends to file Grant Thornton’s response once it receives the response.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed with this report:

7.1                              Letter from Grant Thornton dated November 13, 2009 addressed to Allison H. Abraham, Audit Committee Chairwoman (previously filed).

16.1                       Letter from Grant Thornton, dated November 20, 2009, addressed to the U.S. Securities and Exchange Commission (filed herewith).

All statements contained in this Form 8-K/A other than statements of historical fact are “forward-looking statements.” You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2008, in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and in our other reports filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance
Date: November 23, 2009